Exhibit 23

Independent Auditors' Consent

We have issued our report dated June 20, 2003, accompanying the financial statements included in the PepsiAmericas, Inc. Salaried 401(k) Plan's Form 11-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of PepsiAmericas, Inc. on Forms S-8 (file No. 333-79095 and 333-64292).

/s/ OSTROW REISIN BERK & ABRAMS, LTD.

Chicago, Illinois June 27, 2003